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                                                                      EXHIBIT 15

To the Board of Directors and Shareholders of Morgan Stanley Dean Witter & Co.:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley Dean Witter & Co. and subsidiaries as of February 28, 2002 and for the three-month periods ended February 28, 2002 and 2001, as indicated in our report dated April 10, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended February 28, 2002, is incorporated by reference in the following Registration Statements:

     Filed on Form S-3:
         Registration Statement No. 33-57202
         Registration Statement No. 33-60734
         Registration Statement No. 33-89748
         Registration Statement No. 33-92172
         Registration Statement No. 333-07947
         Registration Statement No. 333-22409
         Registration Statement No. 333-27881
         Registration Statement No. 333-27893
         Registration Statement No. 333-27919
         Registration Statement No. 333-46403
         Registration Statement No. 333-46935
         Registration Statement No. 333-76111
         Registration Statement No. 333-75289
         Registration Statement No. 333-34392
         Registration Statement No. 333-47576
         Registration Statement No. 333-83616

     Filed on Form S-4:
         Registration Statement No. 333-25003

     Filed on Form S-8:
         Registration Statement No. 33-62374
         Registration Statement No. 33-63024
         Registration Statement No. 33-63026
         Registration Statement No. 33-78038
         Registration Statement No. 33-79516
         Registration Statement No. 33-82240
         Registration Statement No. 33-82242
         Registration Statement No. 33-82244
         Registration Statement No. 333-04212
         Registration Statement No. 333-28141
         Registration Statement No. 333-25003
         Registration Statement No. 333-28263
         Registration Statement No. 333-62869
         Registration Statement No. 333-78081
         Registration Statement No. 333-95303
         Registration Statement No. 333-55972
         Registration Statement No. 333-85148
         Registration Statement No. 333-85150

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP
New York, New York
April 10,  2002